SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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BIO-RAD LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

BIO-RAD LABORATORIES, INC.

TO BE HELD APRIL 24, 2012

TO THE STOCKHOLDERS OF BIO-RAD LABORATORIES, INC.:

The annual meeting of the stockholders of Bio-Rad Laboratories, Inc., a Delaware corporation (“Bio-Rad” or the “Company”), will be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 24, 2012 at 4:00 p.m., Pacific Daylight Time, to consider and vote on:

(1)	The election of two directors of the Company by the holders of outstanding Class A Common Stock and five directors of the Company by the holders of outstanding Class B Common Stock;

(2)	A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012;

(3)	A proposal to approve the material terms of the performance criteria in the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan under Section 162(m) of the Internal Revenue Code; and

(4)	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on February 27, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. Our stock transfer books will not be closed.

All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed proxy in the provided postage-paid envelope. Since a majority of the outstanding shares of each class of our common stock must be present or represented at the annual meeting to elect directors and conduct the other business matters referred to above, your promptness in returning the enclosed proxy will be greatly appreciated. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your proxy.

All stockholders who attend the annual meeting are invited to join us for a reception immediately following the meeting.

This proxy statement and the accompanying proxy card are first being distributed to stockholders on or about April 2, 2012.

Important Notice Regarding the Internet Availability of Proxy Materials for our 2012 Annual Meeting of Stockholders to be held on April 24, 2012:

The proxy statement and annual report of

Bio-Rad Laboratories, Inc. are available at www.bio-radproxy.com.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

April 2, 2012

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 24, 2012

Information Regarding Proxies

Our Board of Directors is soliciting the enclosed proxy in connection with our annual meeting of stockholders to be held at our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 24, 2012 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof. Copies of this proxy statement and the accompanying notice and proxy card are first being mailed on or about April 2, 2012 to all stockholders entitled to vote.

We will pay the cost of this proxy solicitation. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith. We may retain Georgeson Shareholder Services, a proxy solicitation firm, to solicit proxies in connection with our annual meeting at an estimated cost of $6,500.

Shares for which a properly executed proxy in the enclosed form is returned will be voted at our annual meeting in accordance with the directions on such proxy. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s), and to approve those other matters that may properly come before the annual meeting at the discretion of the person named in the proxy. Any proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with our Secretary a written revocation or duly executed proxy bearing a later date or by attending the meeting in person and announcing such revocation. Attendance at the annual meeting will not, by itself, constitute revocation of a proxy.

Voting Securities

Our securities entitled to vote at the meeting consist of shares of our Class A Common Stock and Class B Common Stock, both $0.0001 par value (collectively, “Common Stock”). 23,046,530 shares of Class A Common Stock and 5,153,909 shares of Class B Common Stock were issued and outstanding at the close of business on February 27, 2012. Only stockholders of record at the close of business on February 27, 2012 will be entitled to notice of and to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of our Voting Power, as hereinafter defined, will constitute a quorum for the transaction of business; provided, however, that the election of the Class A and Class B directors shall require the presence, in person or by proxy, of the holders of a majority of the outstanding shares of each respective class. Each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote, except in the election of directors and any other matter requiring the vote of one or both classes of Common Stock voting separately. The sum of one-tenth the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock constitutes our “Voting Power.”

Seven directors are to be elected at the meeting. The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other five directors. The stockholders do not have any right to vote cumulatively in any election of directors. Under Delaware law, directors elected by each class shall be elected by a plurality of the votes in the respective class.

On all other matters submitted to a vote at the annual meeting (except matters requiring the vote of one or both classes of Common Stock voting separately), the affirmative vote of the holders of a majority of our Voting Power present in person or represented by proxy is necessary for approval. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this proxy statement. If, however, any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

Abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the two directors to be elected by the holders of our Class A Common Stock, the two director nominees receiving the highest number of affirmative votes will be elected. With respect to the five directors to be elected by the holders of our Class B Common Stock, the five director nominees receiving the highest number of affirmative votes will be elected. A properly executed proxy marked to withhold authority with respect to the election of one or more director nominees will not be voted with respect to the director nominee(s) indicated, although it will be counted for purposes of determining the presence of a quorum. The proposal to ratify the appointment of our independent auditors must receive the affirmative vote of a majority of our Voting Power present in person or represented by proxy at the meeting in order for the proposal to be approved. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted upon.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table presents certain information as of February 27, 2012 (except as noted below), with respect to our Class A Common Stock and Class B Common Stock beneficially owned by: (i) any person who is known to us to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each of our directors, (iii) certain of our executive officers named in the “Summary Compensation Table” of this proxy statement and (iv) all of our directors and executive officers as a group. The address for all executive officers and directors is c/o Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California, 94547.

	Class A Common Stock(1)		Class B Common Stock
Name and, with Respect to Owner of 5% or More, Address	Number of Shares and Nature of Ownership(2)	Percent of Class	Number of Shares and Nature of Ownership(2)	Percent of Class
Blue Raven Partners, L.P.(3)	—	0.0%	4,060,054	78.8%
1000 Alfred Nobel Drive Hercules, CA 94547

Eaton Vance Management(4)	1,744,163	7.6%	—	0.0%
2 International Place Boston, MA 02110

Royce & Associates, LLC(5)	1,347,550	5.8%	—	0.0%
745 Fifth Avenue New York, NY 10151

David & Alice N. Schwartz(6)(7)(8)(9)	2,807,223	12.2%	4,625,916	89.0%
Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547

Norman Schwartz(6)(8)(10)(11)(12)	411,252	1.8%	4,515,894	82.0%
Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547

Steven Schwartz(6)(10)(12)(13)	364,494	1.6%	4,075,986	79.1%
Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547

Albert J. Hillman	6,926	0.0%	8,234	0.2%

Louis Drapeau	—	0.0%	—	0.0%

Ted W. Love, M.D.	—	0.0%	—	0.0%

Deborah J. Neff	—	0.0%	—	0.0%

John Goetz(8)	75,233	0.3%	—	0.0%

Bradford J. Crutchfield(8)	38,811	0.2%	—	0.0%

Christine A. Tsingos(8)	10,511	0.0%	—	0.0%

All directors and executive officers as a group(8)(13 persons)	3,403,733	14.7%	5,089,990	91.8%

(1)	Excludes Class A Common Stock that may be acquired on conversion of Class B Common Stock. Class B Common Stock may be converted to Class A Common Stock on a one for one basis and, if fully converted, would result in the following percentage beneficial ownership of Class A Common Stock: Blue Raven Partners. L.P. 14.4%; Eaton Vance Management 6.2%; Royce & Associates, LLC 4.8%, David and Alice N. Schwartz 26.3%; Norman Schwartz 17.3%; Steven Schwartz 15.7%; John Goetz 0.3%; Albert J. Hillman 0.1%; Louis Drapeau 0.0%; Deborah J. Neff 0.0%; Ted W. Love, M.D. 0.0%; Bradford J. Crutchfield 0.1%; Christine A. Tsingos 0.0%; and all directors and executive officers as a group 29.6%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.

(2)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Number of shares is based on the statements of the stockholders where not identified specifically in the stockholder register.

(3)	David Schwartz, Alice N. Schwartz, Norman Schwartz and Steven Schwartz are general partners of Blue Raven Partners, L.P., a California limited partnership, and, as such, share voting and dispositive power over the Class B Common Stock held by Blue Raven Partners.

(4)	Based solely on a Schedule 13G filed on January 10, 2012 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(5)	Based solely on a Schedule 13G filed on January 9, 2012 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(6)	Includes 4,060,054 shares of Class B Common Stock held by Blue Raven Partners, L.P.

(7)	David and Alice N. Schwartz each have a one-half community property interest in these shares. Also includes 34,311 shares of Class A Common Stock held by the David and Alice N. Schwartz Charitable Remainder Unitrust of which David and Alice N. Schwartz are the sole trustees. Also includes 41,176 shares of Class B Common Stock held by DANSA Partners Limited, a California limited partnership, of which David and Alice N. Schwartz are general partners.

(8)	Includes shares with respect to which such persons have the right to acquire beneficial ownership immediately or within sixty days of February 27, 2012, under the Company’s employee stock purchase plan and stock option agreements, as follows: David Schwartz, 42,248 Class B shares; Norman Schwartz, 351,149 Class B shares; John Goetz, 39,000 Class A shares; Bradford J. Crutchfield, 33,000 Class A shares; Christine A. Tsingos, 7,000 Class A shares, and all directors and officers as a group, 112,305 Class A shares and 393,397 Class B shares.

(9)	Includes the following total amount of shares pledged as security: 1,167,088 shares of Class A Common Stock and 41,176 shares of Class B Common Stock.

(10)	Norman Schwartz and Steven Schwartz are sons of David and Alice N. Schwartz.

(11)	Includes 12,146 shares of Class B Common Stock owned by Norman Schwartz’s wife, as to which Norman Schwartz disclaims any beneficial ownership.

(12)	Includes 37,825 shares of Class A Common Stock pledged as security.

(13)	Includes 2,348 shares of Class A Common Stock and 12,146 shares of Class B Common Stock owned by Steven Schwartz’s wife, as to which Steven Schwartz disclaims any beneficial ownership.

I. ELECTION OF DIRECTORS

Our Board of Directors currently has seven members. The seven persons nominated are listed in the following table as the candidates nominated for the respective classes of Common Stock indicated. All are currently our directors with terms expiring as of the date of the annual meeting of stockholders or on election and qualification of their successors. David Schwartz and Alice N. Schwartz are husband and wife; Norman Schwartz is their son. No other family relationships exist among our current and nominated directors or executive officers. As husband and wife, David and Alice N. Schwartz share equally in all remuneration and other benefits accorded to either of them by us.

The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. The persons named in the proxy intend to vote the shares subject to such proxy for the election as directors of the persons listed in the following table. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed proxy will, in their discretion, vote the shares subject to such proxy for another person selected by them for director.

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

Louis Drapeau	Class A	68	Mr. Drapeau is currently Vice President and Chief Financial Officer of InSite Vision and was Chief Executive Officer of InSite Vision from 2008 to 2011. From 2006 to 2007, he was Senior Vice President and Chief Financial Officer of Nektar Therapeutics. From 2004 to 2005 he was Acting Chief Executive Officer, and from 2002 to 2005 Senior Vice President and Chief Financial Officer, of BioMarin Pharmaceutical. From 1971 to 2002 he was with Arthur Andersen, where he was a Partner from 1983 to 2002 and Managing Partner from 1985 to 1997. He is also a Board member of Bionovo, Inc., AmpliPhi BioSciences Corporation and Intermune, Inc., and was a Board member of Inflazyme Pharmaceuticals Ltd. from 2006 to 2008. We believe that Mr. Drapeau’s financial and business expertise gained through his many years as an accountant, executive and director of various public companies give him the qualifications and skills to serve as a director.	2007

Albert J. Hillman	Class A	80	Mr. Hillman retired from active practice as an attorney in 1996. He was Of Counsel to the law firm of Townsend and Townsend and Crew from 1995 through 2005 and a partner in the firm from 1965 to 1995, which firm serves as our patent counsel. We believe that Mr. Hillman’s financial and business expertise gained through his law practice and more than 30 years as a director of our Company give him the qualifications and skills to serve as a director.	1980

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

Ted W. Love, M.D.	Class B	53	Dr. Love is currently Executive Vice President, Research and Development at Onyx Pharmaceuticals. From 2001 to 2009, he was the President and Chief Executive Officer and a Board member of Nuvelo, Inc., and was Chairman of Nuvelo’s board of directors from 2005 to 2009. From 1998 to 2001, he was Senior Vice President of Development at Theravance, Inc. (formerly Advanced Medicine, Inc.). From 1992 to 1998, he was a research physician and Vice President of Product Development at Genentech, Inc. He is also a Board member of Santarus, Inc. and Affymax, Inc. We believe that Dr. Love’s technical, financial and business expertise gained through his many years as a researcher, executive and director of various public companies give him the qualifications and skills to serve as a director.	2010

Deborah J. Neff	Class B	59	Ms. Neff is currently President, Chief Executive Officer and Board member of Pathwork Diagnostics, Inc. From 2003 to 2006, she was the Chief Executive Officer of Predicant Biosciences. From 1988 to 2003, she served in various positions at BD Biosciences, including as worldwide President from 1995 to 2003. We believe that Ms. Neff’s 25-year management experience in the healthcare and life sciences industries gives her the qualifications and skills to serve as a director.	2011

Alice N. Schwartz	Class B	85	Mrs. Schwartz has been retired since 1979. From 1972 to 1978 she was a Research Associate at the University of California. As a co-founder of our Company, Mrs. Schwartz has a unique and invaluable understanding of our Company’s business practices and core values. We believe that Mrs. Schwartz’s technical and business expertise gained through her many years as a researcher and as a director of our Company give her the qualifications and skills to serve as a director.	1967

David Schwartz	Class B	88	Mr. Schwartz has been our Chairman of the Board since 1957. He served as our President and Chief Executive Officer from 1957 through 2002. As a co-founder of our Company, Mr. Schwartz has a unique and invaluable understanding of our Company’s business practices and core values. We believe that Mr. Schwartz’s technical and business expertise gained through his service to our Company since its inception and his wide-ranging experience in our industry for over 50 years give him the qualifications and skills to serve as a director.	1957

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

Norman Schwartz	Class B	62	Mr. Schwartz has been our President and Chief Executive Officer since January 1, 2003. He was our Vice President from 1989 to 2002, our Group Manager, Life Science, from 1997 to 2002 and our Group Manager, Clinical Diagnostics, from 1993 to 1997. We believe Mr. Schwartz’s financial and business expertise gained through over 35 years of service with our Company, including as our President and Chief Executive Officer for over 9 years, give him the qualifications and skills to serve as a director.	1995

In addition to David Schwartz and Norman Schwartz, the following persons were our executive officers during all or part of 2011: Bradford J. Crutchfield, John Goetz, Giovanni Magni, Ronald W. Hutton, Christine A. Tsingos and Sanford S. Wadler. Bradford J. Crutchfield (age 49) was appointed Vice President and Group Manager of the Life Science Group in 2003. Previously, he held various positions within Bio-Rad since joining us in 1985, including Managing Director, Bio-Rad Microscience, and Manager of our BioMaterials Division. John Goetz (age 62) was appointed Vice President and Group Manager of the Clinical Diagnostics Group in 2000. Previously, he held various positions within Bio-Rad since joining us in 1974 including Plant Engineer, Manufacturing Manager, Division Manager, Quality Systems Division and Operations Manager of the Diagnostics Group. Giovanni Magni (age 55) was appointed Vice President and International Sales Manager in 2004. Previously, he held various positions within Bio-Rad since joining us in 1995, including Diagnostic Division Manager, Southern Europe and Diagnostics Group Operation Manager, France. Ronald W. Hutton (age 54) has been our Treasurer since 1997. Previously, he was Director of Treasury at Kaiser Aluminum & Chemical Corporation from 1993 to 1997. Christine A. Tsingos (age 53) was appointed our Chief Financial Officer in 2002 and Vice President in 2003. Previously, she was the Chief Operating Officer and Chief Financial Officer at Attest Systems, Inc., a provider of information technology asset discovery and management tools, from August 2002 to November 2002. Prior to that, Ms. Tsingos was a consultant to Attest Systems, Inc. from October 2000 to July 2002. She was the Chief Financial Officer at Tavolo, Inc., an online retailer of gourmet cookware and food, from November 1999 to September 2000, and she was Treasurer, and later Vice President and Treasurer, of Autodesk, Inc., a developer of design software, from May 1990 to November 1999. Sanford S. Wadler (age 65) has been our General Counsel and Secretary since 1989 and was appointed Vice President in 1996. Our executive officers also serve in various management capacities with our wholly owned subsidiaries.

The Board of Directors recommends that you vote FOR the above-named director nominees for the class or classes of Common Stock that you hold.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Audit Committee and a Compensation Committee. Because we are a “controlled company”, as explained below, our Board of Directors has no nominating committee or other committees performing similar functions. During 2011, our Board of Directors held a total of 9 meetings (including regularly scheduled and special meetings) and except for Ted W. Love, M.D., no director attended fewer than 75% of such meetings and meetings of any committee on which such director served.

Controlled Company

Because the Schwartz family holds more than 50% of the voting power for the election of our Board of Directors, we are a “controlled company” for purposes of the New York Stock Exchange listing standards.

Independent Directors

Louis Drapeau, Albert J. Hillman, Ted W. Love, M.D. and Deborah J. Neff are “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Audit Committee

During 2011 our Audit Committee was composed of Louis Drapeau, Albert J. Hillman and Ted W. Love, M.D. All three Audit Committee members are “independent” directors as stated above, and each is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board of Directors has determined that Louis Drapeau is a financial expert. Our Corporate Governance Guidelines provide that the members of the Audit Committee may not serve on the audit committees of the boards of directors of more than two other companies at the same time as they are serving on our Audit Committee unless our Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee. Mr. Drapeau currently serves on the audit committees of the boards of directors of three public companies, in addition to our Audit Committee. In light of Mr. Drapeau’s other commitments, our Board of Directors has concluded that his service on those three audit committees would not impair his ability to effectively serve on our Audit Committee. The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor we engage, including resolution of any disagreements between our management and the independent auditor regarding financial reporting, and is responsible for reviewing and evaluating our accounting policies and system of internal accounting controls. In addition, our Audit Committee reviews the scope of our independent auditor’s audit of our financial statements, reviews and discusses our audited financial statements with management, prepares the annual Audit Committee reports that are included in our proxy statements and annually reviews the Audit Committee’s performance and the Audit Committee Charter, among other responsibilities. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, any independent counsel, experts or advisors that the Audit Committee believes to be necessary or appropriate in order to enable it to carry out its duties. Our Audit Committee met 10 times in the year 2011. A more complete discussion is provided in the “Report of the Audit Committee of the Board of Directors” of this proxy statement.

Compensation Committee

Our Compensation Committee consisted of two directors, Albert J. Hillman and Louis Drapeau, and met twice in 2011. Our Compensation Committee reviews and approves our executive compensation policies. Our Compensation Committee does not have a charter. A more complete discussion of the Compensation Committee’s duties and functions is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating Committee Functions

Our Board of Directors does not have a standing nominating committee or a committee performing similar functions. Our Board of Directors believes that it is appropriate for us not to have a standing nominating committee because we are controlled by the Schwartz family. Each member of our Board of Directors participates in the consideration of director nominees. Albert J. Hillman, Ted W. Love, M.D., Louis Drapeau and Deborah J. Neff are all “independent” directors, as stated above; David Schwartz, Alice N. Schwartz and Norman Schwartz are not. However, because we are a “controlled company” as stated above, we are not required to have a standing nominating committee comprised solely of independent directors.

Our Board of Directors has not adopted a charter governing the director nomination process. However, it is the policy of our Board of Directors to consider stockholder nominations for candidates for membership on our Board of Directors that are properly submitted as set forth below under the caption “Communications with the Board of Directors.” The stockholder must submit a detailed resume of the candidate together with a written explanation of the reasons why the stockholder believes that the candidate is qualified to serve on our Board of Directors. In addition, the stockholder must include the written consent of the candidate, provide any additional information about the candidate that is required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission, and must also describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to be considered for inclusion in next year’s proxy statement, any such nominations must be properly submitted by December 3, 2012.

The director qualifications our Board of Directors has developed to date focus on what our Board of Directors believes to be those competencies that are essential for effective service on our Board of Directors. Qualifications for Directors include technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen and experience in or familiarity with international business, markets and cultures, technological trends and developments, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications. In addition, a candidate should possess integrity and commitment according to the highest ethical standards; be consistently available and committed to attending meetings; be able to challenge and share ideas in a positive and constructively critical manner and be responsive to our needs and fit in with other Board members from a business culture perspective.

Our Board of Directors identifies director nominees by first evaluating the current members of our Board of Directors who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board of Directors’ criteria for Board service are re-nominated. As to new candidates, our Board of Directors generally polls its members and members of our management for their recommendations. Our Board of Directors may also review the composition and qualification of the boards of our competitors, and may seek input from industry experts or analysts. Our Board of Directors reviews the qualifications, experience and background of the candidates, and as discussed below, considers diversity in these areas among all the Board members. In making its determinations, our Board of Directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as any other candidates.

Each of the nominees included on the attached proxy card was recommended for inclusion by all of the other members of our Board of Directors.

Diversity

We do not have a formal policy regarding consideration of diversity in selecting the nominees for our Board of Directors; however, we seek to nominate Directors with a variety of complimentary skills so that as a group, the Board will possess the appropriate talent, skills and expertise to oversee our businesses. As set forth above, the qualifications we look for in nominees for Directors (both new candidates and current Board members) include technical and operational knowledge of our business and industries; experience in operational, financial and/or risk management; and familiarity with international business, markets and cultures, as well as corporate securities and tax laws. Because not every nominee will possess all of these qualifications, our Board considers diversity in these factors when evaluating each nominee in the context of the Board as a whole.

Board Leadership and Risk Oversight

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Our Board of Directors has determined that having Norman Schwartz serve as Chief Executive Officer and David Schwartz serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time. This structure permits the Chief Executive Officer and the Chairman of the Board to focus on the management of our day-to-day operations and the oversight of the Board’s activities, respectively.

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. The Board of Directors believes an effective risk management system will timely identify the material risks that the Company faces, communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board of Directors or the relevant Board committee, implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making. Our entire Board of Directors oversees general risk management of the Company and continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company. The Board of Directors also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. In addition, our Audit Committee focuses on oversight of the financial risks of the Company. We believe that the leadership structure of our Board of Directors supports effective oversight of the Company’s risk management.

Communications with the Board of Directors

Individuals, including stockholders, may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors or independent directors as a group, by the following means:

Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

Attention: Corporate Secretary

The Corporate Secretary will promptly forward all such communications to the Chairman of the Board. Louis Drapeau presides over the meetings of non-management directors or independent directors as a group.

Availability of Documents

Our Audit Committee Charter, Code of Business Ethics and Conduct and Corporate Governance Guidelines are available at the Investor Relations section of our Web site, www.bio-rad.com.

Board of Directors’ Policy Regarding Board Members’ Attendance at Annual Meetings

Every member of our Board of Directors is expected to attend our annual meeting of stockholders in person, absent extraordinary circumstances such as a personal emergency. All of our directors attended last year’s annual meeting of stockholders in person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2011 our Compensation Committee was composed of Albert J. Hillman and Louis Drapeau. No member of our Compensation Committee was at any time during 2011 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or compensation committee during 2011.

TRANSACTIONS WITH RELATED PERSONS

We maintain various policies and procedures relating to the review, approval, or ratification of transactions in which we are a participant and in which any of our directors, executive officers, greater than 10% stockholders or their family members have a direct or indirect material interest. Our Management Guidelines provide that any transaction proposed, initiated or approved by our employees that poses an actual or potential conflict of interest requires the prior written approval of our Chief Executive Officer. In addition, our Board or certain executive officers, depending on the dollar value of the transaction, review and approve all material transactions through the expenditure approval procedures set forth in the Management Guidelines. Our Code of Business Ethics and Conduct, which applies to all of our directors, officers, employees, and in some cases, their family members, prohibits arrangements, agreements and acts which are, or may give the impression of being, conflicts of interest with us. In addition, each quarter we require our regional managers and financial officers to sign and send a written representation letter to the corporate financial reporting group wherein they are asked to disclose any related party transactions of which they are aware. Also, each year we require our directors and executive officers to complete a questionnaire which, among other things, identifies transactions or potential transactions with us in which a director or an executive officer or one of their family members or associate entities has an interest. We have also have a disclosure committee that meets quarterly to discuss, among other matters, potential conflicts of interest.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives and Philosophy

Our named executive officers are: Norman Schwartz, President and Chief Executive Officer; Christine Tsingos, Vice President and Chief Financial Officer; David Schwartz, Chairman of the Board; John Goetz, Vice President and Group Manager of the Clinical Diagnostics Group; and Bradford J. Crutchfield, Vice President, Group Manager of the Life Science Group. We maintain various compensation programs for our named executive officers. Our executive compensation program, taken as a whole, has several objectives. The overriding objective of our executive compensation program is to attract, retain, motivate and develop the types of employees and executives who will move our business forward. We also want our executive compensation program to align the interests of the executives with the interests of the Company and its shareholders. Finally, we want to reward our executives for business achievements and satisfaction of corporate objectives without creating risks which could have a material adverse effect on the Company.

In developing our overall executive compensation program and in setting individual pay levels for the named executive officers, we strive to meet the following goals:

•	To pay salaries that are competitive in our industry and our geographical market.

•	To use executive pay practices that are commonly found in our industry, as appropriate.

•	To pay salaries and award merit increases on the basis of the individual executive’s performance and contributions and the value of the executive’s position within our organization.

•	To maintain a “pay for performance” outlook, particularly in our incentive programs.

•	To manage risk taking by incorporating objective company performance targets into our incentive programs.

Our executive compensation program is designed to reward our executives for Company and individual performance. Because we feel that each of our named executive officers provides unique services to us, we do not use a fixed relationship between base pay, annual performance-based cash bonus payments and equity awards. When we make our final decisions about a named executive officer’s total compensation package for a year, we look at the three elements of compensation (base pay, potential performance-based bonus payments and equity awards) individually and as a complete package. We do not take into account amounts that a named executive officer may have realized with respect to a prior year as a result of performance-based bonus payments or stock option exercises when we establish pay levels and goals for the current year. Overall, we believe that our total compensation program for executives is reasonable while being competitive within the market in which we compete for executive talent.

Shareholder Say-on-Pay Vote

At our 2011 meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Over 98% of the votes cast on this “2011 say-on-pay vote” were voted in favor of the proposal. We have considered the 2011 say-on-pay vote and we believe that the overwhelming support of our stockholders for the 2011 say-on-pay vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Thus we have not made any material changes to our executive compensation arrangements in response to the 2011 say on pay vote. At our 2011 meeting of stockholders, our stockholders also voted in favor of the proposal to hold say on pay votes every three years. In the future, we will continue to consider the outcome of our triennial say-on-pay votes when making compensation decisions regarding the named executive officers.

The Components of Our Executive Compensation Program

To achieve the above goals, we have created an executive compensation program which consists of base pay, a short term performance-based cash bonus program pursuant to the Incentive Bonus Plan, or IBP, and an equity grant program providing long-term incentives. We use this mix of compensation types for a variety of reasons:

•	These types of programs, as a package, are typically offered by the types of companies from which we typically seek executive talent.

•	These programs, as a package, provide an immediate and a long term incentive for the executive officers, thereby helping to align the executives’ interests with those of the Company.

•	These programs, as a package, provide the executives with short and long term rewards.

•	We apply differing performance goals to the various types of rewards to help motivate the executives to accomplish separate and diverse corporate and individual goals.

•	Diverse programs and performance targets help manage risk taking.

We also provide executives with a package of fringe benefits on the same basis that is provided to all full-time benefits eligible employees. These benefits include such items as health insurance, tax qualified profit sharing plan contributions and group term life insurance. We do not provide the executives with any benefits that are not generally available to other full-time professional employees.

We believe that our executive compensation program, taken as a whole, is a cost-effective method of providing competitive pay to our named executive officers and implementing our compensation philosophy and objectives.

Our Process for Setting Executive Compensation

Our Human Resources Department provides various types of compensation information to the President/Chief Executive Officer and to the Compensation Committee for their consideration and reference in the evaluation and eventual determination of each executive’s total compensation package. The Compensation Committee’s focus is on the compensation of the Chairman of the Board and the President/Chief Executive Officer. The President/Chief Executive Officer determines the compensation for the officers who directly report to him, including three of the named executive officers. Our process for setting executive compensation is described below.

Base Pay

In connection with setting levels of base pay, our Human Resources Department reviews independently published surveys of executive compensation levels which cover over 1,000 U.S. based companies, varying in size and industry and prepares a report summarizing their findings. In 2011 our Human Resources Department looked at the Radford Technology Survey, which provides data for vice president-and-above-level positions from a wide range of technology sub-industries, and the Equilar – Total Compensation Report, which provides compensation information for executive positions in peer companies. From this information, we determine the market median salary for each executive position and establish a guideline range for each of our executives from 80% to 120% of the median for each comparable position. In addition, we look at the compensation of a smaller group of companies in industry sectors in which we compete to provide additional guidance in setting base pay. This group consists of the companies in our peer group, which is discussed below under the section titled “Incentive Bonus Plan (Cash Based Incentive Program).” Our Human Resources Department reviews this information with the President/Chief Executive Officer, and with respect to the Chairman and President/Chief Executive Officer directly with the Compensation Committee, who then decide if the individual base pay levels of executives need to be adjusted within the guideline ranges. Our Compensation Committee does not see any of the individual companies in the surveys, except for the companies mostly within our peer group with respect to our President/Chief Executive Officer’s base pay. Other factors considered in determining base pay, in addition to the survey and peer group information presented by the Human Resources Department, are:

•	The financial position of the Company compared to the previous year;

•	General economic conditions both nationally and in the local market of our corporate office;

•	The executive’s achievement of individual performance goals established for the year; and

•	Where the executive’s current base pay falls within the pay range guidelines.

Based on all of the factors outlined above, as well as the market data, the Compensation Committee, in the case of the President/Chief Executive Officer and the Chairman, and the President/Chief Executive Officer, for the other named executive officers, determine the named executive officer’s base pay for the following year, and thus any of these criteria could materially impact the named executive officer’s base pay.

Incentive Bonus Plan (Cash Based Incentive Program)

All of our named executive officers, except David Schwartz, participate in our company-wide annual cash bonus program, which is known as the Incentive Bonus Plan, or IBP. The plan, which covers all of the named executive officers, except David Schwartz, as well as other employees, operates on a calendar year basis. Prior to the beginning of the year, objective performance metrics in three areas of achievement are determined and approved by executive management. In 2011 these metrics consisted of the following corporate targets: $2,117,030,993 in sales, $293,257,895 in direct contribution from operations, and $296,384,339 in cash flow. We have the ability to modify the goals after the beginning of a year, particularly in response to an unforeseen change in business conditions that makes an established goal irrelevant or inappropriate, subject to the approval of our Chief Executive Officer. Other than adjustments to account for the effect of foreign currency, we did not modify the goals for 2011. For our named executive officers, these metrics are applied at the company-wide level and/or at the group level. In addition to the corporate targets set forth above, in 2011 John Goetz had targets for our Clinical Diagnostics Group of $1,395,048,971 in sales and $287,057,503 in direct contribution from operations, and Bradford J. Crutchfield had targets for our Life Science Group of $707,540,852 in sales and $100,679,221 in direct contribution from operations. We believe these performance metrics promote a strong link between employee contribution and overall company performance. By rewarding employees for meeting and exceeding sales, profitability and cash flow we motivate them to improve the Company’s performance.

The IBP makes a payout only if threshold levels in sales and/or direct contribution are satisfied. If the sales and/or direct contribution goal is met, the named executive officers as well as other IBP participants receive a payment indexed to a percentage of their base pay, based on the achievement relative to each of the established metrics. The percentage of base pay which can be awarded varies based upon job position/salary grade. In 2011 the target bonuses for our named executive officers ranged from 45% to 70% of their base pay. The payments under this program can be as much as twice the target bonus, but the named executive officers (as well as the other people who participate in the IBP) will not receive this benefit unless we meet the minimum required performance goals. With respect to bonuses awarded for 2011, our named executives achieved between 5% and 20% of their base pay. Payments are typically made during the first quarter of the following year. We have no policy regarding the adjustment or recovery of IBP awards in the event that an accounting restatement results in corporate goals not being satisfied.

We establish the target bonus levels, in part, by reviewing competitive market data of companies in our peer group. The target bonus levels for our named executives in 2011 are set forth in the table, “Grants of Plan-Based Awards Table.”

In order to determine which companies to include in our peer group, we look for companies that are comparable to ours in at least two of a number of ways including:

•	Companies in our industry

•	Companies whose size is similar to ours as measured by sales, market capitalization or asset base

•	Companies who are in our geographic proximity

•	Companies with whom we compete for employee talent

•	Manufacturing companies

•	U.S. based public companies

The companies we currently consider comprising our peer group are Abbott Laboratories, Alere Inc., Becton Dickinson, Gen-Probe Inc., Life Technologies, PerkinElmer, Qiagen, Roche Holding, Sigma-Aldrich, Thermo Fisher Scientific and Waters Corp.

In the past, our Company has made discretionary bonus payments to employees. No such payments were made to any of the named executive officers in the last five years except to David Schwartz in lieu of his participation in the IBP in 2007, 2008, 2009, 2010 and 2011, as set forth in the “Summary Compensation Table.” These payments were made in recognition of his services to our Company.

Equity Compensation

Another key component of our executive compensation program is equity grants. We make grants of restricted stock, restricted stock units and options to purchase our stock to the named executive officers, as well as other employees, under our 2007 Incentive Award Plan.

In 2011, we granted non-qualified stock options and restricted stock units to our named executive officers. We generally grant options to purchase Class A Common Stock and Class A Common restricted stock or restricted stock units to all named executive officers, except for David Schwartz and Norman Schwartz who have received options to acquire Class B Common Stock and Class B Common restricted stock and restricted stock units. The holders of Class B Common Stock have certain preferential voting rights, as described in the section titled “Voting Securities” above. David Schwartz and Norman Schwartz receive options to acquire Class B Common Stock and Class B Common restricted stock or restricted stock units because the Schwartz family has, and plans to retain, a controlling interest in our Company through its ownership of Class B Common Stock. All non-qualified stock options have an exercise price equal to fair market value on the date of grant. Options granted to named executive officers generally vest on a five year basis, at a rate of 20% of the option grant on each anniversary date of the grant. All of the options have a ten year term. Restricted stock units granted to our named executive officers in 2011 vest on a five year basis at a rate of 20% per year beginning one year from the grant date. We granted a combination of restricted stock units and stock options to our named executive officers to align ourselves with current market equity compensation practices.

Our process for granting equity to named executive officers has been as follows: first we conduct a general review of certain market information provided by outside independent equity compensation surveys, which cover large numbers of U.S. companies varying in size and industry. In 2011 we looked at the Radford Technology Survey. Next we consider the size of the equity pool, which contains a number of shares that approximates a percentage of our outstanding shares as of the prior year, which in recent years has been up to 1.2% and in 2011 was 1.2%. The amount of equity available for grant to all eligible employees, including our named executive officers, is generally limited by the size of this equity pool. Subject to this limitation and based on the market information, our Human Resources Department creates equity grant recommendations, which provide a range of potential option grants and restricted stock unit grants based on job position/salary grade, including for the positions of our named executive officers.

Using the equity grant recommendations created by our Human Resources Department based upon their review of the survey data, and considering individual performance, management suggests an allocation of the equity pool among all eligible employees to the Compensation Committee. The Compensation Committee reviews the suggested allocation of awards and makes a recommendation to the entire Board of Directors. Based on the Compensation Committee’s recommendation, the Board of Directors makes its own determination as to the size and mix of the grants to individuals. The Board provides the approved equity grant and pricing information to the President/Chief Executive Officer for implementation. The Board of Directors met and approved the 2011 equity grants to our executives on September 15, 2011 with a grant date of November 4, 2011. The equity grants for our named executives in 2011 are set forth in the table, “Grants of Plan-Based Awards Table.”

We believe that the grant of restricted stock units and fair market value stock options provides benefits to both the Company and the executive. We benefit because:

•	The restricted stock units and the options help to align the executive’s financial interest with the Company’s and the shareholders’ interests.

•	The restricted stock units and options help us retain the executives in a competitive market.

The executives benefit because:

•	They can realize additional income if our shares increase in value.

•	With respect to options, they have no personal income tax impact until they exercise the options.

We do not maintain any equity ownership guidelines for our named executive officers. We have no corporate policy regarding an executive’s hedging of their Company shares.

Other Compensation

The Company provides its executive officers with the following benefits that are also available to all of its regular status employees:

401(k) Plan. The Company offers to all regular status employees the opportunity to participate in a 401(k) Profit Sharing Plan. The 401(k) Profit Sharing Plan permits eligible employees of the Company to defer up to 50% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company also provides a discretionary profit sharing contribution to all regular status employees with more than one year of service. The Profit Sharing contribution is made on a quarterly basis and is subject to certain limitations imposed by the Code. The Profit Sharing contribution is subject to a three year cliff vesting schedule. Each of our named executive officers received a contribution in the amount of $12,250 from the Company in 2011.

Health and Welfare Benefits. The Company’s healthcare, disability insurance, and other welfare and employee-benefit programs are the same for all eligible regular status employees, including executive officers. Because of the importance placed by the Company on the health and welfare of its employees, the Company paid 80% of the premiums associated with these programs on behalf of all of its regular status employees and their dependents in 2011.

Term Life Insurance. In addition to the forgoing, the Company also provides all regular status employees with term life insurance coverage of two times annual salary up to a maximum of $500,000.

We have no employment agreements with our named executive officers, and therefore, there are no individual written agreements that would provide them with additional perquisites. There are no formal or informal corporate policies that provide benefits (that are not integrally and directly related to the performance of the executive’s duties) to our named executive officers which are not available to the general employee population.

Tax Considerations

Section 162(m) of the Code limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” All members of the Compensation Committee qualify as outside directors.

The Compensation Committee may consider the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers as a result of company operations for the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009:

Name and Prinicipal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)³	All Other Compensation ($)[4]	Total ($)
Norman Schwartz	2011	770,000	—	1,200,720	1,703,502	154,962	15,814	3,844,998
President and Chief Executive Officer	2010	759,361	—	1,014,840	1,538,752	620,671	15,527	3,949,151
	2009	726,988	—	904,560	1,467,753	788,712	14,661	3,902,674

Christine A. Tsingos	2011	420,539	—	98,040	97,454	52,855	13,454	682,342
Vice President and Chief Financial Officer	2010	395,130	—	84,570	99,849	209,350	13,454	802,353
	2009	407,373	—	74,270	87,383	284,097	13,432	866,555

David Schwartz	2011	520,000	59,800	150,090	147,718	—	19,920	897,528
Chairman of the Board	2010	520,130	208,000	141,231	146,144	—	19,920	1,035,425
	2009	540,065	208,000	125,885	131,675	—	20,215	1,025,840

John Goetz	2011	551,154	—	117,648	113,696	76,353	19,570	878,421
Vice President	2010	499,130	—	101,484	116,490	339,944	18,806	1,075,854
	2009	513,642	—	89,124	101,946	412,467	16,412	1,133,591

Bradford J. Crutchfield	2011	474,285	—	117,648	113,696	25,221	12,250	743,100
Vice President	2010	436,930	—	101,484	116,490	187,005	12,250	854,159
	2009	446,588	—	89,124	101,946	307,543	12,250	957,451

[1]

The amounts included in the “Bonus” column represent discretionary bonus payments made to David Schwartz in 2009, 2010 and 2011 in lieu of his participation in the IBP in 2009, 2010 and 2011, respectively. These payments were made in recognition of his services to our Company.

[2]

The amounts reported under “Stock Awards” and “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, excluding the effects of estimated forfeitures. We based the fair value of stock awards on the market price of the shares awarded on the grant date. We calculated the value of stock option awards using the Black-Scholes option-pricing model. The valuation assumptions used in the valuation of option awards may be found in Note 8 to the Company’s audited financial statements included in our Annual report on Form 10-K for the year ended December 31, 2011 and filed with the Securities and Exchange Commission on February 29, 2012. Please see the “Grants of Plan-Based Awards Table” for more information regarding equity awards granted during fiscal year 2011.

[3]

“Non-Equity Incentive Plan Compensation” is composed entirely of cash bonuses awarded under the IBP with respect to performance during the 2009, 2010 and 2011 fiscal years, respectively. Further information about the IBP can be found in the text in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).” Amounts earned in 2009 were paid during fiscal year 2010, amounts earned in 2010 were paid during fiscal year 2011 and amounts earned in 2011 were paid in fiscal year 2012.

[4]

“All Other Compensation” represents: contributions to each of our named executive officers of $12,250 in 2009, 2010 and 2011 to our tax qualified profit sharing plan; and term life insurance costs paid on behalf of certain named executive officers.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to named executive officers in 2011 (the named executive officers participate in both a cash based incentive program and an equity program):

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock and Option Awards ($)[5]
		Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]
Norman Schwartz	—	38,500	539,000	1,078,000
	11/4/2011				12,000			1,200,720
	11/4/2011					37,000	100.06	1,703,502
Christine A. Tsingos	—	19,750	177,750	355,500
	11/4/2011				1,000			98,040
	11/4/2011					3,000	98.04	97,454
David Schwartz	—	—	—	—
	11/4/2011				1,500			150,090
	11/4/2011					5,000	100.06	147,718
John Goetz	—	24,950	249,500	499,000
	11/4/2011				1,200			117,648
	11/4/2011					3,500	98.04	113,696
Bradford J. Crutchfield	—	21,840	218,400	436,800
	11/4/2011				1,200			117,648
	11/4/2011					3,500	98.04	113,696

[1]

These amounts represent threshold, target and maximum amounts that could have been earned for fiscal year 2011 pursuant to the IBP. Actual amounts earned for fiscal year 2011 are included in the “Summary Compensation Table” above. A detailed description of our Cash Based Incentive Program is discussed above in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).”

[2]

Represents restricted stock unit grants made under our 2007 Incentive Award Plan. Restricted stock units granted vest over a five-year period at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[3]

Represents the grant of non-qualified stock options made under our 2007 Incentive Award Plan. Option awards have a ten-year term and vest over five years at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[4]	The exercise price of Class A and Class B option awards is the closing price of the Company’s stock on the grant date.

[5]

The amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column are the full grant date fair values of the awards determined in accordance with FASB ASC Topic 718 Compensation – Stock Compensation. The valuation assumptions used in determining these amounts are described in Note 8 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2011:

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not Vested ($)[5]
Norman Schwartz	2/5/2003	61,487	—	—	36.00	2/5/2013	—	—
	2/4/2004	62,421	—	—	53.50	2/4/2014	—	—
	2/9/2005	75,628	—	—	56.40	2/9/2015	—	—
	4/3/2006	76,913	—	—	63.00	4/3/2016	—	—
	8/1/2007	30,000	7,500	—	75.00	8/1/2017	2,500	238,275
	6/11/2008	22,500	15,000	—	88.48	6/11/2018	5,000	476,550
	6/10/2009	14,800	22,200	—	75.38	6/10/2019	7,200	686,232
	9/8/2010	7,400	29,600	—	84.57	9/8/2020	9,600	914,976
	11/4/2011	—	37,000	—	100.06	11/4/2021	12,000	1,143,720
Christine A. Tsingos	4/3/2006	1,000	—	—	62.47	4/3/2016	—	—
	8/1/2007	2,400	600	—	75.32	8/1/2017	200	19,208
	6/11/2008	1,800	1,200	—	88.00	6/11/2018	400	38,416
	6/10/2009	1,200	1,800	—	74.27	6/10/2019	600	57,624
	9/8/2010	600	2,400	—	84.57	9/8/2020	800	76,832
	11/4/2011	—	3,000	—	98.04	11/4/2021	1,000	96,040
David Schwartz	2/5/2003	8,000	—	—	36.00	2/5/2013	—	—
	2/4/2004	7,608	—	—	53.50	2/4/2014	—	—
	2/9/2005	8,227	—	—	56.40	2/9/2015	—	—
	4/3/2006	8,413	—	—	63.00	4/3/2016	—	—
	8/1/2007	4,000	1,000	—	75.00	8/1/2017	334	31,834
	6/11/2008	3,000	2,000	—	88.48	6/11/2018	668	63,667
	6/10/2009	2,000	3,000	—	75.38	6/10/2019	1,002	95,501
	9/8/2010	1,000	4,000		84.57	9/8/2020	1,336	127,334
	11/4/2011	—	5,000		100.06	11/4/2021	1,500	142,965

Name	Option Awards						Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not Vested ($)[5]
John Goetz	2/5/2003	10,000	—	—	35.50	2/5/2013	—	—
	2/4/2004	8,000	—	—	53.75	2/4/2014	—	—
	2/9/2005	7,000	—	—	57.49	2/9/2015	—	—
	4/3/2006	7,000	—	—	62.47	4/3/2016	—	—
	8/1/2007	2,800	700	—	75.32	8/1/2017	234	22,473
	6/11/2008	2,100	1,400	—	88.00	6/11/2018	468	44,947
	6/10/2009	1,400	2,100	—	74.27	6/10/2019	720	69,149
	9/8/2010	700	2,800	—	84.57	9/8/2020	960	92,198
	11/4/2011	—	3,500	—	98.04	11/4/2021	1,200	115,248
Bradford J. Crutchfield	2/5/2003	4,000	—	—	35.50	2/5/2013	—	—
	2/4/2004	8,000	—	—	53.75	2/4/2014	—	—
	2/9/2005	7,000	—	—	57.49	2/9/2015	—	—
	4/3/2006	7,000	—	—	62.47	4/3/2016	—	—
	8/1/2007	2,800	700	—	75.32	8/1/2017	234	22,473
	6/11/2008	2,100	1,400	—	88.00	6/11/2018	468	44,947
	6/10/2009	1,400	2,100	—	74.27	6/10/2019	720	69,149
	9/8/2010	700	2,800		84.57	9/8/2020	960	92,198
	11/4/2011	—	3,500		98.04	11/4/2021	1,200	115,248

A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[1]	Options granted vest over five years at 20% per year on the yearly anniversary date of the grant.

[2]	The exercise price of Class A and Class B option awards is the closing price of the Company’s Common Stock on the grant date.

[3]	Options granted have a ten-year term.

[4]	Restricted stock and restricted stock units vest over a five-year period at a rate of 20% per year beginning one year from the grant date.

[5]	Market Value is calculated based on the closing price of the Company’s Common Stock on December 30, 2011, which was $96.04 for Class A shares and $95.31 for Class B shares.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on the actual value received upon exercise of stock options by the named executive officers in 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Norman Schwartz	3,659	211,004	9,800	1,077,318
Christine A. Tsingos	4,692	321,235	800	87,868
David Schwartz	54,850	3,314,586	1,336	146,790
John Goetz	8,327	737,356	948	104,090
Bradford J. Crutchfield	8,000	583,560	948	104,090

[1]

Represents the dollar value realized based on the difference between the closing price of the Company’s Common Stock on the date of exercise (or sales price if sold on the date of exercise) and the exercise price of the option.

[2]	Represents the dollar value based on the closing price of the Company’s Common Stock on the vesting date.

PENSION BENEFITS

Our named executive officers received no benefits in fiscal 2011 under defined pension or defined contribution plans.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 with respect to compensation plans under which the Company’s equity securities are authorized for issuance:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders[1]	1,188,112	$47.50	1,451,978	[2]
Equity compensation plans not approved by security holders	—	—	—
Total	1,188,112		1,451,978

[1]

Consists of the Bio-Rad Laboratories, Inc. 1994 Stock Option Plan, the 2003 Stock Option Plan of Bio-Rad Laboratories, Inc., the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan, the Bio-Rad Laboratories, Inc. Amended and Restated 1988 Employee Stock Purchase Plan and the Bio-Rad Laboratories, Inc. 2011 Employee Stock Purchase Plan.

[2]

Consists of 816,322 shares available under the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan, 35,656 shares available for issuance under the Bio-Rad Laboratories, Inc. Amended and Restated 1988 Employee Stock Purchase Plan and 600,000 shares available under the Bio-Rad Laboratories, Inc. 2011 Employee Stock Purchase Plan.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain any nonqualified deferred compensation plans.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Aside from provisions in our 2003 Stock Option Plan, 2007 Incentive Award Plan and our discretionary severance benefits, which are discussed in the next paragraph, we do not provide any additional payments to named executive officers upon their resignation, termination, retirement or upon a change of control. Our named executive officers do not currently have employment agreements with the Company.

Our 2003 Stock Option Plan provides that in the event of a “change of control”, all option shares will become fully vested and may be immediately exercised by the person who holds the option. Our 2007 Incentive Award Plan provides that in the event of a “change in control”, all equity awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to such change in control, unless otherwise specified in any applicable award agreement. Our restricted stock and restricted stock unit award agreements currently provide that no such acceleration shall apply when the successor corporation assumes the equity awards or substitutes equivalent rights for such awards. Our severance benefits are discretionary, and may be provided when we terminate an individual’s employment in the normal course of business and the termination is not “for cause.” The following table sets forth values that could have been realized by our named executive officers as of December 31, 2011 upon a change in control of our Company (in the case of accelerated equity) in the event the equity awards were not assumed or substituted by the successor corporation and as a result all unvested equity awards became fully vested, or upon termination of employment of the named executive officers (in the case of estimated severance pay):

	Potential Benefits Upon a Change in Control		Potential Post-Termination Benefits
Name	Intrinsic Value of Accelerated Stock Options ($)[1]	Intrinsic Value of Accelerated Restricted Stock and Restricted Stock Units ($)[2]	Estimated Severance Pay ($)
Norman Schwartz	1,015,125	2,744,928	810,000
Christine A. Tsingos	88,794	230,496	142,269
David Schwartz	136,720	365,800	520,000
John Goetz	103,593	276,595	537,000
Bradford J. Crutchfield	103,593	276,595	465,750

[1]	Intrinsic value is based on the difference between the closing price of the Company’s Common Stock on December 30, 2011 and the exercise price of the option.

[2]	Intrinsic value is based on the closing price of the Company’s Common Stock on December 30, 2011.

DIRECTOR COMPENSATION

Our Board of Directors compensation is established by the Chairman of the Board. In 2011 our Human Resources Department provided the Chairman of the Board with statistical information from publicly available surveys from Equilar, as well as a summary of board of directors pay from our peer group (our method of determining our peer group is described in the section titled “Our Process for Setting Executive Compensation” above).

Employee Directors receive no additional compensation for Board service. From January through February 2011, non-employee Directors who did not serve on the Audit Committee received a cash payment of $2,000 per month, and non-employee Directors who served on the Audit Committee received a cash payment of $2,625 per month. From March through December 2011, non-employee Directors who did not serve on the Audit Committee received a cash payment of $4,167 per month, non-employee Directors who served on the Audit Committee received a cash payment of $5,000 per month and the Audit Committee Chairman received $5,147 per month. If the full Board of Directors meets (either in person or by telephone) more than 16 times per year, non-employee Directors receive an additional cash payment of $100 per meeting for each meeting in excess of 16. We pay no other types of meeting fees or committee service retainers to Board members. We do not reimburse any Board members for travel expenses relating to Board meetings. Our Directors received no benefits in fiscal 2011 under defined pension or defined contribution plans. We do not award equity to non-employee Directors.

The following table provides information about Director compensation during 2011 for those Directors who are not named executive officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James J. Bennett[1]	8,167	—	—	—	—	0	8,167
Deborah J. Neff[2]	9,140	—	—	—	—	0	9,140
Albert J. Hillman	55,250	—	—	—	—	0	55,250
Ted W. Love	55,250	—	—	—	—	0	55,250
Louis Drapeau	59,417	—	—	—	—	0	59,417
Alice N. Schwartz	45,667	—	—	—	—	0	45,667

[1]	James J. Bennett retired from the Board on March 23, 2011.

[2]	Deborah J. Neff was appointed to the Board on October 26, 2011.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s Chairman and President and Chief Executive Officer. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the annual report on Form 10-K and proxy statement.

THE COMPENSATION COMMITTEE

Albert J. Hillman

Louis Drapeau

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee was established on September 24, 1992, and our Board of Directors adopted its Audit Committee charter on June 7, 2000. Our Board of Directors adopted a new Audit Committee Charter on March 11, 2004 and amended it on July 22, 2009, a copy of which is available at the Investor Relations section of our Web site, www.bio-rad.com. During fiscal year 2011, the Audit Committee was comprised of Albert J. Hillman, Ted W. Love, M.D. and Louis Drapeau who were “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. Mr. Hillman joined the Audit Committee in October 2001. Mr. Drapeau joined the Audit Committee on February 14, 2007. Dr. Love joined the Audit Committee on March 24, 2010.

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting practices, attesting to the effectiveness of the Company’s internal control over financial reporting and issuing reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. The following is our Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2011.

Our Audit Committee has:

•	reviewed and discussed our audited financial statements with management;

•	reviewed and discussed our assessment of internal control over financial reporting with management;

•

discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from Ernst & Young LLP, our independent auditors, required by applicable requirements of the Public Accounting Oversight Board regarding our independent auditors’ communications with the Audit Committee concerning independence, and has discussed with our independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees: Set forth below are the aggregate fees billed for professional services rendered for the fiscal years ended December 31, 2011 and 2010 by Ernst & Young LLP, as compiled on an invoice-date basis.

	2011	2010
Audit Fees[1]	$4,250,680	$3,146,923
Audit-Related Fees[2]	$928,753	$280,488
Tax Fees[3]	$507,265	$476,793
All Other Fees[4]	$4,012	$19,915

[1]

Audit Fees included aggregate fees when billed for professional services performed in connection with the audit of our annual consolidated financial statements and internal controls, the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, and the attestation services for the statutory audits of international subsidiaries. Audit Fees in 2011 included approximately $1.7 million and $0.2 million for fees billed for 2010 and 2009 services, respectively. Audit Fees in 2010 included approximately $1.1 million for fees billed for 2009 services.

[2]

Audit-Related Fees included aggregate fees when billed for professional services performed in connection with the Biotest AG acquisition, internal control-related matters, a registration statement on Form S-4 review and the Foreign Corrupt Practices Act investigation. Audit-Related Fees in 2011 included approximately $0.3 million for fees billed for services performed for 2010. Audit-Related Fees in 2010 included approximately $0.08 million for fees billed for 2009 services.

[3]

Tax Fees included aggregate fees when billed for professional services performed in connection with tax planning, international tax compliance and expatriate income taxes. Tax Fees in 2011 included approximately $0.3 million and $0.04 million for fees billed for 2010, and 2009 and prior services, respectively. Tax Fees in 2010 included approximately $0.2 million for fees billed for 2009 services.

[4]	All Other Fees in 2011 and 2010 included fees when billed for services in connection with legal entity status changes and an accounting workshop.

The Audit Committee pre-approves each and every service performed by our independent auditors, including the services described in each of the four subcategories above.

Our Audit Committee has considered whether the provision of services described above under the caption “Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees” is compatible with maintaining our independent auditors’ independence, and has determined that the provision of such service to us does not compromise the independent auditor’s independence.

THE AUDIT COMMITTEE

Albert J. Hillman

Louis Drapeau

Ted W. Love, M.D.

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports which they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to insiders were complied with.

II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors has selected Ernst & Young LLP, independent public accountants, to serve as our auditors for the fiscal year ending December 31, 2012. A representative of Ernst & Young LLP is expected to be present at the annual meeting of stockholders to make a statement if he or she desires to do so and to respond to appropriate questions.

Although we are not required to do so, we wish to provide our stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly we are submitting a proposal to ratify the selection of Ernst & Young LLP. If our stockholders should fail to ratify this proposal, our Board of Directors will consider the selection of another auditing firm.

The Board of Directors recommends that you vote FOR ratification of Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2012.

III. APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA IN THE BIO-RAD LABORATORIES, INC. 2007 INCENTIVE AWARD PLAN UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

Our Board of Directors is asking stockholders to reapprove the material terms of the performance criteria that may apply to awards under the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan (the “2007 Plan”). Stockholders approved the 2007 Plan at our annual meeting of stockholders in April 2007. Reapproval of the performance criteria is needed under Section 162(m) of the Internal Revenue Code if we are to preserve our ability to take a federal tax deduction for certain performance awards under the 2007 Plan. Stockholders are not being asked to approve any amendment to the 2007 Plan or to approve the 2007 Plan itself.

Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the three other most highly compensated officers of a corporation (other than the chief financial officer). The deduction limit does not apply to “qualified performance-based compensation.” Under our 2007 Plan, the Compensation Committee may grant awards to employees designated by the Compensation Committee as “Section 162(m) Participants” (i.e., employees whose compensation may be subject to the Section 162(m) deduction limitation) that are intended to constitute “qualified performance-based compensation.” In order to qualify as performance-based compensation, the awards must be subject to performance criteria, the “material terms” of which have been approved by stockholders within five years before the grant date.

Because almost five years have passed since approval of the 2007 Plan, the Board is submitting this proposal to stockholders for reapproval of the material terms of performance criteria set forth in the 2007 Plan. If stockholders fail to approve the proposal, we will still be able to make awards under the 2007 Plan, but some awards paid to our senior executives may not be deductible, resulting in an additional cost to the Company.

Description of the Plan

General

Our Board of Directors previously adopted, subject to stockholder approval, the 2007 Plan for employees of the Company and its subsidiaries. The 2007 Plan provides for the grant of stock options, both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards to eligible individuals. A summary of the principal provisions of the 2007 Plan is set forth below. The summary is qualified by reference to the full text of the 2007 Plan, which is attached as Annex A to this proxy statement.

Administration

The 2007 Plan is administered by the Board. The Board may delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend awards to participants other than senior executives of the Company who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or employees who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

The Board and the Compensation Committee have sole authority to administer the 2007 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction.

Eligibility

Persons eligible to participate in the 2007 Plan include approximately 540 employees of the Company and its subsidiaries, as determined by the Board.

Limitation on Awards and Shares Available

An aggregate of 826,000 shares of Common Stock were initially available for grant pursuant to the 2007 Plan, plus the number of shares of Common Stock which were available for issuance under the 2003 Stock Option Plan of Bio-Rad Laboratories, Inc. and which were not thereafter issued under such plan. As of February 27, 2012, an aggregate of 818,208 shares of Common Stock remained available for grant pursuant to the 2007 Plan. The payment of dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2007 Plan. The shares of Common Stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2007 Plan. In addition, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation may be used for grants under the 2007 Plan. To the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2007 Plan. The maximum number of shares of Common Stock that may be subject to one or more awards granted to any one participant pursuant to the 2007 Plan during any calendar year is 225,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance-based award is $3,000,000. As of February 27, 2012, the record date, the closing price of the Class A Common Stock on the New York Stock Exchange was $102.14 per share.

Awards

The 2007 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. Awards under the 2007 Plan are subject to the discretion of the plan administrator and no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the plan. Therefore, it is not possible to determine the future benefits that will be received by participants under the Incentive Award Plan. See the “Summary Compensation Table” and “Grants of Plan-based Awards Table” above for information on prior awards to named executive officers.

Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2007 Plan. The option exercise price of all stock options granted pursuant to the 2007 Plan will not be less than 100% of the fair market value of the Common Stock on the date of grant. Stock options may be exercised as determined by the Board, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee’s death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides. No stock option may be exercised in whole or in part following an employee’s termination of employment by the Company for “cause,” as defined in the 2007 Plan.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Board in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to the Board (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Board (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Board.

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

The other types of awards that may be granted under the 2007 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, restricted stock units, and other stock-based awards.

Performance Criteria under the Incentive Award Plan

The Board may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Board for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

•	net income;

•	pre-tax income;

•	operating income;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	earnings per share;

•	return on equity;

•	return on invested capital or assets;

•	cost reductions or savings;

•	funds from operations;

•	appreciation in the fair market value of Common Stock; and

•	earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

The Board shall define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Board shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Board may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Amendment and Termination

The Board may terminate, amend, or modify the 2007 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2007 Plan, to permit the Board to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2007 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the date the stockholders approve the 2007 Plan.

Federal Income Tax Consequences

With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the 2007 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Vote Required

Approval of the performance criteria under the 2007 Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at our annual meeting of stockholders.

The Board of Directors recommends that you vote FOR the approval of the material terms of the performance criteria in the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan.

IV. OTHER MATTERS

At the date of this proxy statement, our Board of Directors does not know of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons named in such proxies.

Our annual report for the year ended December 31, 2011, including financial statements, has been mailed, or is being mailed concurrently with this proxy statement, to all of our stockholders as of the record date for our annual meeting.

Stockholders of record on February 27, 2012 may obtain copies without charge of our annual report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission by contacting:

Bio-Rad Laboratories, Inc.

Attn: Corporate Secretary

1000 Alfred Nobel Drive

Hercules, CA 94547

STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Bio-Rad Laboratories, Inc. at 1000 Alfred Nobel Drive, Hercules, California 94547, Attention: Secretary, no later than December 3, 2012.

If you want to present a proposal at next year’s annual meeting but do not wish to have it included in the Company’s proxy statement, you must submit it in writing to us at the above address by February 16, 2013.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SANFORD S. WADLER, Secretary

Hercules, California

April 2, 2012

ANNEX A

BIO-RAD LABORATORIES, INC.

2007 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Bio-Rad Laboratories, Inc. (the “Company”) by linking the personal interests of Employees to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” shall, unless otherwise specifically provided in any applicable Award Agreement, mean with respect to any Participant: (a) the Participant’s commission of an act of fraud or embezzlement upon the Company or any of its affiliates; (b) the Participant’s commission of any willful act intended to injure the reputation, business, or any business relationship of the Company or any of its affiliates; (c) the Participant is found by a court of competent jurisdiction to have committed a felony; (d) the refusal or failure of the Participant to perform the Participant’s duties with the Company or any of its affiliates, as applicable, in a competent and professional manner that is not cured by the Participant within ten (10) business days after a written demand therefor is delivered to the Participant by the Company or applicable affiliate which specifically identifies the manner in which the Company or applicable affiliate believes that the Participant has not substantially performed the Participant’s duties; provided, that if the Company or applicable affiliate, in good faith, determines that the refusal or failure by the participant is egregious in nature or is not susceptible of cure, then no such cure period shall be required; or (e) the refusal or failure of the Participant to comply with any of his material obligations under any Award Agreement or any applicable employment agreement between the Company, or an affiliate, and the Participant that is not cured by the Participant within ten (10) business days after a written demand therefor is delivered to the Participant by the Company or the applicable affiliate which specifically identifies the manner in which the Company or the applicable affiliate believes the Participant has materially breached the Award Agreement or employment agreement; provided, that if the Company or the applicable affiliate, in good faith, determines that the refusal or failure by the Participant is egregious in nature or is not susceptible of cure, then no such cure period shall be required.

2.5 “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions or series of transactions:

(a) any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer for securities of the Company;

(b) a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or another entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(c) the sale or disposition by the Company of all or substantially all of the Company’s assets.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the committee of the Board described in Article 12.1.

2.8 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.11 “Effective Date” shall have the meaning set forth in Section 13.1.

2.12 “Eligible Individual” means any person who is an Employee, as determined by the Board.

2.13 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.14 “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange or national market system, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if Stock is not publicly traded, the fair market value established by the Board acting in good faith.

2.17 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.18 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.19 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.20 “Participant” means any Eligible Individual who has been granted an Award pursuant to the Plan.

2.21 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9.

2.22 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.23 “Performance Criteria” means the criteria that the Board selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net income, pre-tax income, operating income, cash flow (including, but not limited to, operating cash flow and free cash flow), earnings per share, return on equity, return on invested capital or assets, cost reductions or savings, funds from operations, appreciation in the Fair Market Value of Stock and earnings before any one or more of the following items: interest, taxes, depreciation or amortization. The Board shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.24 “Performance Goals” means, for a Performance Period, the goals established in writing by the Board for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Board, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.25 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Board may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.26 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Board.

2.27 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Board.

2.28 “Prior Plan” means the 2003 Stock Option Plan of Bio-Rad Laboratories, Inc. as such plan may be amended from time to time.

2.29 “Plan” means this Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan, as it may be amended from time to time.

2.30 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.31 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.32 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.33 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.34 “Stock” means the Class A or Class B common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.35 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.36 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

2.37 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be the sum of: (i) 826,000 shares and (ii) any shares of Stock which as of the Effective Date are available for issuance under the Prior Plan and which following the Effective Date are not issued under the Prior Plan; provided, however, that no more than 1,650,360 shares of Stock may be delivered upon the exercise of Incentive Stock Options.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 225,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $3,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Board may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Board, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Board is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Board and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Board shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. Except as otherwise determined by the Board and set forth in the Award Agreement, no Option may be exercised in whole or in part following the Participant’s termination of employment by the Company for Cause. The Board shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Board shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Board in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Board (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Board shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, after the Public Trading Date, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Board.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) The Participant’s termination of employment by the Company for Cause;

(iii) 30 days after the Participant’s termination of employment as an Employee for any reason other than on account of death; and

(iv) One year after the date of the Participant’s termination of employment or service on account of death. Upon the Participant’s death, any Incentive Stock Options exercisable at the Participant’s death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Board is authorized to make Awards of Restricted Stock to any Participant selected by the Board in such amounts and subject to such terms and conditions as determined by the Board. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Board may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Board shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Board. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Board shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Board may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b), payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Board in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Board may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Board, in each case on a specified date or dates or over any period or periods determined by the Board. In making such determinations, the Board shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Board may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Board, in each case on a specified date or dates or over any period or periods determined by the Board. In making such determinations, the Board shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Participant selected by the Board may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Board. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Board.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4 Stock Payments. Any Participant selected by the Board may receive Stock Payments in the manner determined from time to time by the Board. The number of shares shall be determined by the Board and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Board, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Board may be granted an award of Deferred Stock in the manner determined from time to time by the Board. The number of shares of Deferred Stock shall be determined by the Board and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Board, in each case on a specified date or dates or over any period or periods determined by the Board. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Board. Unless otherwise provided by the Board, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Board is authorized to make Awards of Restricted Stock Units to any Participant selected by the Board in such amounts and subject to such terms and conditions as determined by the Board. At the time of grant, the Board shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Board shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards. Any Participant selected by the Board may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Board and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Board. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Board in its discretion.

8.9 Exercise or Purchase Price. The Board may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee; provided, however, that the Board in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Board.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Board and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Board the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Board, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Board may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Board to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such

Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Board shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Board shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Board shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Board may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Board may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Board, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Board, no Award shall be assigned, transferred, or otherwise disposed of by a

Participant other than by will or the laws of descent and distribution. The Board by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Board, pursuant to such conditions and procedures as the Board may establish. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4 Beneficiaries. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Board.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Board shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Board.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Board or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Board shall make such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Board in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b)

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(ii) The Board shall make such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the Award Limit).

11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Board may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Board, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Board under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1 Committee. The Plan shall be administered by the full Board, unless and until the Board delegates administration of the Plan to a Committee as set forth below. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing, the Committee may delegate its authority hereunder to the same extent permitted to the Board by Section 12.4. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. The governance of the Committee shall be established by the Board and subject to any charter of the Committee approved by the Board.

12.2 Authority of Board. Subject to any specific designation in the Plan, and in consultation with the senior management of the Company, the Board has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Board in its discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Board deems necessary or advisable to administer the Plan.

12.3 Decisions Binding. The Board’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Board with respect to the Plan are final, binding, and conclusive on all parties.

12.4 Delegation of Authority. To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.4 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company in accordance with applicable law and the applicable provisions of the Company’s bylaws.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.14, at any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Board to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Board to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11 no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Board is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Board may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Board) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. No fractional shares of Stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14 Section 409A. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

*  *  *  *  *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Bio-Rad Laboratories, Inc. on March 19, 2007.

*  *  *  *  *

I hereby certify that the foregoing Plan was approved by the stockholders of Bio-Rad Laboratories, Inc. on April 24, 2007.

Executed on this 25th day of April, 2007.

/s/ Sanford S. Wadler
Corporate Secretary

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors and Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Nominees:	For	Withhold		For	Withhold	+
01 - Louis Drapeau	☐	☐	02 - Albert J. Hillman	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. PROPOSAL to ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors.	☐	☐	☐	3. PROPOSAL to approve the material terms of the performance criteria in the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 U P X 1 3 5 6 9 9 2	+

01G8MA

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 24, 2012

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on February 27, 2012, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 24, 2012 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1, 2 and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors and Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+
01 - Ted W. Love, M.D.	☐	☐	02 - Alice N. Schwartz	☐	☐	03 - David Schwartz	☐	☐
04 - Norman Schwartz	☐	☐	05 - Deborah J. Neff	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. PROPOSAL to ratify the selection of Ernst & Young LLP to serve as the Company’s independent auditors.	☐	☐	☐	3. PROPOSAL to approve the material terms of the performance criteria in the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 U P X 1 3 5 6 9 9 4	+

01G8SA

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 24, 2012

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SANFORD S. WADLER and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on February 27, 2012, at the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 24, 2012 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1, 2 and 3.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)